UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2011

Tanke Biosciences Corporation
(Exact name of registrant as specified in its charter)
Nevada	000-53529	26-3853855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Room 2801, East Tower of Hui Hao Building, No. 519 Machang Road, Pearl River New City, Guangzhou, People’s Republic of China		510627
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code +86-20-38859025

19 East 200 South, Suite #1080, Salt Lake City, Utah 84111
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2011, Tanke Biosciences Corporation (the “Company”) hired Mr. Gilbert Kwong-Yiu Lee (“Mr. Lee”) as the Chief Financial Officer of the Company pursuant to Mr. Lee’s employment agreement as attached herewith as Exhibit 10.1 and is incorporated herein by reference.

Mr. Lee, age 53, served as the finance executive for Dimensional Merchandising Inc., a family-owned beauty aid and pharmaceutical contract manufacturer based in Wharton, New Jersey, from 2010 to 2011. From 2008 to 2010, Mr. Lee served as the Director of Finance of Two’s Company, a wholesale distributor that imports giftware and fashion accessories from China and India and is based in Elmsford, New York.  From 1998 to 2008, Mr. Lee served as the Director of Finance for Essilor of America, a U.S. subsidiary of Essilor International which is the world’s largest eyeglass lens producer based in France. Mr. Lee received his MBA degree from the University of Texas at Austin, and a MPA and BBA degree from 2010 to 2011 from the University of Texas at Arlington. Mr. Lee is also a CPA and CMA.

Mr. Lee’s employment agreement provides for an initial term of two (2) years and an annual base compensation of $125,000, subject to a 10% increase on January 1, 2012.  Pursuant to Mr. Lee’s employment agreement, he will be entitled to the following:

(i)            an annual cash bonus, as may be determined by the Board of Directors of the Company,

(ii)          30,000 options of common stock of the Company at an exercise price of the market price of the Company’s Common Stock on the issuance date, which shall vest on a yearly basis at a rate of 15,000 options each year for two years provided that he is employed by the Company,

(iii)          four weeks of vacation; and

(iv)         two months of severance if (A) he terminates the agreement with good reason; (B) is terminated by the Company without cause , or (C) is terminated by the Company due to the CFO’s permanent disability or death as defined in his employment agreement.

For a period of twenty-four months following termination, Mr. Lee shall not compete with, or solicit any current or prospective clients, customers, vendors, business or strategic partners or accounts of the Company.

The foregoing summary of Mr. Lee’s employment agreement is qualified in its entirety by reference to the employment  agreement filed as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits

 (d)           Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated July 26, 2011, by and between the Company and Gilbert Lee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANKE BIOSCIENCES CORPORATION

Date: August 1, 2011	By:	/s/ Guixiong Qiu
Name: Guixiong Qiu
Title: Chief Executive Officer